UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 19, 2008 (June 18, 2008)
TETON ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31679	84-1482290
(State of incorporation)	(Commission File No.)	(IRS Employer
Identification No.)
410 17th Street, Suite 1850
Denver, CO 80202
(Address of principal executive offices, including zip code)
(303) 565-4600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Secured Convertible Debenture
On June 18, 2008, Teton Energy Corporation (the “Company”) closed on the previously announced sale of $40 million in 10.75% Secured Convertible Debentures (the “Debentures”) pursuant to the Securities Purchase Agreement dated June 9, 2008.
The Debentures are due on June 18, 2013 and are convertible into shares of the Company’s common stock, $0.001 par value (the “Common Stock”), at a price of $6.50 per shares. The Debentures contain a no-call provision for the first two years of the five year term and a provisional call thereafter if the price of the underlying Common Stock exceeds 50% of the conversion price or $9.75 for any 20 trading days in a 30-trading day period. If investors convert into the Common Stock or if the Debentures are called by the Company before the three-year anniversary of the original issuance date, the holders of the Debentures are entitled to a payment in an amount equal to all interest that would have accrued if the principal amount subject to such conversion had remained outstanding through such three-year anniversary. The investors have a 90-day put option whereby they may elect to reduce their investment in the Debentures by a total of 25% of the face amount at the original purchase price. The Debentures are secured by a second lien on all assets in which the Company’s senior lender maintains a lien.
Registration Rights Agreement
As previously disclosed, in connection with the placement of the Debentures, on June 9, 2008, the Company entered into a Registration Rights Agreement (the “Rights Agreement”) with the investors, pursuant to which the Company granted certain registration rights in connection with the Debentures, the Subordinated Guaranties as well as the underlying Common Stock. Pursuant to the Rights Agreement, the Company agreed to use commercially reasonable efforts to prepare and file with the Securities Exchange Commission (the “SEC”) as soon as practicable, but in no event later than 60 days from the Closing Date, a Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”) to enable the resale by the holders of the Debentures, the Subordinated Guaranties, and shares of Common Stock underlying the Debentures (the “Registrable Securities”). The Company also agreed to use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act no later than 90 days from the Closing Date (or 120 days in the event of a full review by the SEC), and to keep the Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by the Registration Statement have been sold or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144. In addition the Company has agreed to take all steps necessary for the Debentures, (including the Subordinated Guaranties) to be DTC-eligible and to qualify for trading on the PORTAL market. In so doing, the Company has agreed to exchange the Debentures for new debentures qualifying for an indenture under the Trust Indenture Act of 1939 as part of the DTC-eligibility process.
Intercreditor and Subordination Agreement
As previously disclosed, on June 9, 2008, in connection with the placement of the Debentures, Teton entered into an Intercreditor and Subordination Agreement (the “Intercreditor Agreement”) with JPMorgan Chase Bank, N.A. (“JPMorgan Chase”), as administrative agent, and the representative for the subordinated holders (the “Representative”). Pursuant to the Intercreditor Agreement, liens of the Debenture holders on the Company’s assets will be subordinated to the liens of JPMorgan Chase on the Company’s assets.
Subordinated Guaranty and Pledge Agreement
On June 18, 2008, Teton entered into a Subordinated Guaranty and Pledge Agreement (the “Pledge Agreement”) with the subordinated note holder representative. Pursuant to the Pledge Agreement, the Company agreed to guarantee the prompt payment of the obligations created under the aforementioned Debentures. Pursuant to the Intercreditor Agreement, the liens of the Debenture holders on the Company’s assets will be subordinated to the liens of JPMorgan Chase on the Company’s assets.

The foregoing summaries of the Debentures, Registration Rights Agreement, Intercreditor and Subordination Agreement and the Subordinated Guaranty and Pledge Agreement, and of the transactions contemplated thereby, do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents, copies of which are attached as exhibits to this Current Report on Form 8-K.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The information included in Item 1.01 of this Report, set forth under the heading “Secured Convertible Debenture” is incorporated by reference into this Item 2.03.
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.
On June 18, 2008, the Company closed on the previously announced private placement (the “Private Placement”) of $40 million in 10.75% Secured Convertible Debentures (the “Debentures”) due June 18, 2013. The Debentures will accrue interest at the rate of 10.75% per year, payable semi-annually in arrears. In addition, the Debentures will be convertible into shares of the Common Stock at a price of $6.50 per share. If investors convert into the Common Stock or if the Debentures are called by the Company before the three-year anniversary of the original issuance date, the holders of the Debentures will be entitled to a payment in an amount equal to all interest that would have accrued if the principal amount subject to such conversion had remained outstanding through such three-year anniversary (the “Interest Make Whole”). The Company may, at its option, pay the Interest Make Whole amount in cash or shares of Common Stock. The value of the Common Stock will be determined based on ninety-percent (90%) of the lower of (i) the volume weighted average price (the “VWAP”) for the Common Stock for the ten (10) trading days immediately prior to the date the payment is due; and the closing price of the Common Stock on the date immediately preceding the conversion date; provided, however, that the Company may not issue Common Stock at a price below the $5.47, which was the closing price of the Common Stock on June 6, 2008. The Debentures also provide for customary dividend protection and anti-dilution protection in the event of, among other things, stock splits and dividends.
RBC Capital Markets Corporation (“RBC”) served as the sole placement agent for the transaction. Net proceeds to the Company are approximately $37,400,000, after fees and related expenses. The Company intends to use the proceeds of the Private Placement to repay indebtedness under the Company’s Amended Credit Facility, for capital expenditures and other general corporate purposes.
The Debentures are convertible into a maximum of 8,411,937 shares of Common Stock, assuming the payment of the maximum Interest Make Whole amount in shares. Excluding the Interest Make Whole amount, the Debentures are convertible into 6,153,847 shares of Common Stock.
The Debentures and shares of Common Stock underlying the Debentures were not registered under the Securities Act of 1933, as amended (the “Act”), in reliance on an exemption from registration under Section 4(2) of the Securities Act, and Rule 506 promulgated thereunder, based on the limited number of purchasers, their sophistication in financial matters and their access to information concerning the Company.
A copy of the Press Release announcing the closing of the previously announced Private Placement is attached hereto as Exhibit 99.1.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.

Exhibit No.	Description

4.1	Form of 10.75% Secured Convertible Debenture dated June 18, 2008, entered into by and between, Teton Energy Corporation and the investors.

10.1	Form of Securities Purchase Agreement dated June 9, 2008, entered into by and between, Teton Energy Corporation and the investors.

10.2	Form of Registration Rights Agreement.

10.3	Form of Intercreditor and Subordination Agreement dated June 9, 2008, entered into by and between, Teton Energy Corporation, JPMorgan Chase Bank, N.A. as administrative agent and the representative for the subordinated holders.

10.4	Form of Subordinated Guaranty and Pledge Agreement dated June 18, 2008, entered into by and between, Teton Energy Corporation and the representative for the subordinated holders.

99.1	Press Release, dated June 19, 2008.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: June 19, 2008	TETON ENERGY CORPORATION
	By:	/s/ Karl F. Arleth
Karl F. Arleth
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of 10.75% Secured Convertible Debenture dated June 18, 2008, entered into by and between, Teton Energy Corporation and the investors.

10.1	Form of Securities Purchase Agreement dated June 9, 2008, entered into by and between, Teton Energy Corporation and the investors.

10.2	Form of Registration Rights Agreement.

10.3	Form of Intercreditor and Subordination Agreement dated June 9, 2008, entered into by and between, Teton Energy Corporation, JPMorgan Chase Bank, N.A. as administrative agent and the representative for the subordinated holders.

10.4	Form of Subordinated Guaranty and Pledge Agreement dated June 18, 2008, entered into by and between, Teton Energy Corporation and the representative for the subordinated holders.

99.1	Press Release, dated June 19, 2008.